Exhibit 99.1

Press Release	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-4455

Release Date:	November 8, 2010	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI Incorporated Announces Results of Shareholders’ Meeting

and Board of Director Appointments

PITTSBURGH, PA – November 8, 2010 (GLOBE NEWSWIRE) — II-VI Incorporated (Nasdaq:IIVI) announced the results of its Annual Meeting of Shareholders held on Friday, November 5, 2010. Re-elected to the Company’s Board of Directors were Peter W. Sognefest and Francis J. Kramer.

In addition to the re-election of directors, the shareholders of the Company also ratified the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

Immediately following the Annual Meeting of Shareholders, the Company’s Board of Directors appointed Carl J. Johnson as Chairman of the Board of Directors and Thomas E. Mistler as Lead Independent Director of the Board of Directors.

The Company’s Board of Directors also appointed the following directors to serve as members of the various committees of the Board of Directors:

•	Audit Committee

Wendy F. DiCicco, Chairwoman

Joseph J. Corasanti

Thomas E. Mistler

•	Compensation Committee

Peter W. Sognefest, Chairman

Joseph J. Corasanti

Wendy F. DiCicco

Thomas E. Mistler

Marc Y.E. Pelaez

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II-VI Incorporated

November 8, 2010

•	Corporate Governance and Nominating Committee

Thomas E. Mistler, Chairman

Joseph J. Corasanti

Wendy F. DiCicco

Carl J. Johnson

Marc Y.E. Pelaez

Peter W. Sognefest

•	Subsidiary Committee

Marc Y.E. Pelaez, Chairman

Joseph J. Corasanti

Carl J. Johnson

Thomas E. Mistler

Peter W. Sognefest

The Company’s Board of Directors also elected the following individuals as officers of the Company:

Francis J. Kramer	President and Chief Executive Officer
Craig A. Creaturo	Chief Financial Officer and Treasurer
Vincent D. Mattera, Jr.	Executive Vice President
James Martinelli	Vice President – Military & Materials Business

Announcement

Also announced during the Company’s Annual Meeting of Shareholders on November 5, 2010 was the planned retirement of Herman E. Reedy, Executive Vice President, effective as of December 31, 2010. Mr. Reedy has been employed by the Company since 1977 and has been Executive Vice President – Infrared Optics since 2003. Previously, Mr. Reedy held positions at the Company as Vice President and General Manager of Quality and Engineering, Manager of Quality and Manager of Components.

“Herman has been a key catalyst in the growth of the Infrared Optics’ business,” said Francis J. Kramer, President and Chief Executive Officer. “Through his continued efforts and leadership over the past 33 years he has been the driving force ensuring that II-VI Infrared Optics’ quality exceeds our customers’ expectations and is second to none in the industry.”

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial

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II-VI Incorporated

November 8, 2010

manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers. In the Company’s near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications and Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials. In the Company’s Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and the Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up.

CONTACT:	II-VI Incorporated
Craig A. Creaturo, Chief Financial Officer and Treasurer
(724) 352-4455
creaturo@ii-vi.com

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